RULE 12d1-4

FUNDS OF FUNDS INVESTMENT

AGREEMENT FOR TIAA-CREF FUNDS OF

FUNDS AS ACQUIRING FUNDS AND NUVEEN

FUNDS/ETFS AS ACQUIRED FUNDS

THIS AGREEMENT is entered into as of January 19, 2022, among TIAA-CREF Funds (the “Acquiring Trust”), on behalf of itself and its separate series listed on Schedule A, as amended from time to time, severally and not jointly (each an “Acquiring Fund” and collectively, the “Acquiring Funds”), and Nuveen Multistate Trust I, Nuveen Multistate Trust II, Nuveen Multistate Trust III, Nuveen Multistate Trust IV, Nuveen Municipal Trust, Nuveen Investment Funds, Inc., Nuveen Investment Trust, Nuveen Investment Trust II, Nuveen Investment Trust III, Nuveen Investment Trust V, Nuveen Managed Accounts Portfolios Trust and NuShares ETF Trust (each an “Acquired Trust” and collectively, the “Acquired Trusts”), each on behalf of itself and its separate series listed on Schedule B, as amended from time to time or as such additional series are deemed to be added in the future, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act, in relevant part, limits the extent to which an investment company, and any company or companies controlled by such company, may invest in shares of registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered open-end investment company to other investment companies, or any company or companies controlled by such companies, and Section 12(d)(1)(C) limits the extent to which an investment company, and any company or companies controlled by such company, may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

WHEREAS, the investment adviser of the Acquiring Funds and the investment adviser of the Acquired Funds will each make the findings requisite findings mandated by the Rule in connection with any investments made under this Agreement and report such findings to their respective Boards initially and annually thereafter; and

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.	Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii) Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread large redemption requests (generally greater than 5% of the Acquired Fund’s total outstanding shares) over multiple days or to provide advance notification of large redemption requests to the Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any. For the avoidance of doubt, in the instance where the Acquired Fund is an exchange-traded fund, the requirements of this paragraph (ii) shall not apply to transactions in which an Acquiring Fund does not submit a redemption request directly to an Acquired Fund shares even if such transaction results in the redemption of Acquired Fund shares (such as where an Acquiring Fund sells Acquired Fund shares in the secondary market resulting in a subsequent redemption transaction between the Acquired Fund and an authorized participant).

(iii) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund (and without limiting the ability of the Board of Trustees of an Acquiring Fund to reasonably request additional information relevant to it in its other oversight functions), each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund or this Agreement.

3.	Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund or this Agreement.

4.	Addition of New Funds

Schedule A lists the Acquiring Funds in existence as of the date of this Agreement, and Schedule B lists the Acquired Funds in existence as of the date of this Agreement. Additional series of the Acquired Trusts and Acquiring Trusts may become Acquired Funds or Acquiring Funds, respectively, subsequent to the execution of this Agreement and Acquiring Funds and Acquired Funds may be newly created from time to time. The parties agree that in the event a series of a Trust desires to become an Acquiring Fund or Acquired Fund after the date of this Agreement based upon a desired investment in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule, such investment shall be governed by the terms of this Agreement and the relevant Acquiring Fund and/or Acquired Fund shall be deemed to be added to Schedule A or Schedule B, as applicable, as of the date of the initial investment by an Acquiring Fund in an Acquired Fund in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule.

5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to an Acquired Fund:

Rachael Zufall	Christopher Rohrbacher
Teachers Advisors, LLC	Nuveen Fund Advisors, LLC
8625 Andrew Carnegie Blvd.	333 West Wacker Drive
Charlotte, NC 28262	Chicago, Illinois 60062
rachael.zufall@nuveen.com	christopher.rohrbacher@nuveen.com

6.	Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule. While the terms of the Agreement shall only be applicable to investments by Acquiring Funds in Acquired Funds made in reliance on the Rule, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue with respect to an Acquiring Fund and an Acquired Fund until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement with respect to an Acquiring Fund and an Acquired Fund, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section

12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by a party without the prior written consent of the other affected party.

(d) This Agreement, with the exception of modifications of Schedule A and Schedule B consistent with Section 4 of this Agreement, may be amended only by a writing that is signed by each affected party.

(e) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that are involved in the matter in controversy and not to any other Acquiring Funds or other funds.

(f) In any action involving the Acquired Trusts or Acquired Funds under this Agreement, each Acquiring Trust or Acquiring Fund agrees to look solely to the individual Acquired Trust(s) or Acquired Fund(s) that are involved in the matter in controversy and not to any other Acquired Trusts, Acquired Funds or other funds.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TIAA-CREF Funds

on behalf of each Acquiring Fund

Signature:

/s/ Rachael Zufall
Name:	Rachael Zufall
Title: Assistant Secretary

Nuveen Multistate Trust I

Nuveen Multistate Trust II

Nuveen Multistate Trust III

Nuveen Multistate Trust IV

Nuveen Municipal Trust

Nuveen Investment Funds, Inc.

Nuveen Investment Trust

Nuveen Investment Trust II

Nuveen Investment Trust III

Nuveen Investment Trust V

Nuveen Managed Accounts Portfolios Trust

NuShares ETF Trust

on behalf of each Acquired Fund

Signature:

/s/ Christopher Rohrbacher
Name:	Christopher Rohrbacher
Title: Vice President and Assistant Secretary

SCHEDULE A

Acquiring Funds to Which the Agreement Applies

TIAA-CREF Funds

--all existing and future series within the TIAA-CREF Lifecycle Funds suite

--all existing and future series within the TIAA-CREF Lifecycle Index Funds suite

-- all existing and future series within the TIAA-CREF Lifestyle Funds suite

TIAA-CREF Life Funds

--TIAA-CREF Life Balanced Fund

A-1

SCHEDULE B

Acquired Funds to Which the Agreement Applies

Nuveen Multistate Trust I

--all existing and future series

Nuveen Multistate Trust II

--all existing and future series except Nuveen California High Yield Municipal Bond Fund

Nuveen Multistate Trust III

--all existing and future series

Nuveen Multistate Trust IV

--all existing and future series

Nuveen Municipal Trust

--all existing and future series except Nuveen High Yield Municipal Bond Fund

Nuveen Investment Funds, Inc.

--all existing and future series

Nuveen Investment Trust

--all existing and future series

Nuveen Investment Trust II

--all existing and future series

Nuveen Investment Trust III

--all existing and future series

Nuveen Investment Trust V

--all existing and future series

Nuveen Managed Accounts Portfolios Trust

--all existing and future series

NuShares ETF Trust

--all existing and future series

2